SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Transmeta Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 28, 2004

To our stockholders:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Transmeta Corporation to be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California, on Wednesday, May 26, 2004 at 8:00 a.m., local time.

      The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

      Please use this opportunity to take part in Transmeta’s affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

      We hope to see you at the meeting.

Sincerely,

Matthew R. Perry
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
AGGREGATED OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON EXECUTIVE COMPENSATION
COMPANY STOCK PRICE PERFORMANCE
PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS
COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER BUSINESS
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX II CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF TRANSMETA CORPORATION

TRANSMETA CORPORATION

3990 Freedom Circle
Santa Clara, California 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

      The 2004 Annual Meeting of Stockholders of Transmeta Corporation will be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California, on Wednesday, May 26, 2004 at 8:00 a.m., local time.

      At the meeting, you will be asked to consider and vote upon the following matters:

1. The election of three Class I directors, each for a term of three years and until his successor has been elected and qualified or until his earlier resignation, death or removal. At the meeting, our board of directors intends to present the following nominees for election as Class I directors:

R. Hugh Barnes
Murray A. Goldman
Matthew R. Perry

2. A proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2004.

3. To transact such other business that may properly come before the meeting or any adjournment or postponement of the meeting.

      These items of business are more fully described in the attached proxy statement. Only stockholders of record at the close of business on April 1, 2004 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

John O’Hara Horsley
Secretary

Santa Clara, California

April 28, 2004

Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

TRANSMETA CORPORATION

3990 Freedom Circle
Santa Clara, California 95054

PROXY STATEMENT

April 28, 2004

      The accompanying proxy is solicited on behalf of the board of directors of Transmeta Corporation, a Delaware corporation, for use at the 2004 Annual Meeting of Stockholders to be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California, on Wednesday, May 26, 2004 at 8:00 a.m., local time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 28, 2004. Our annual report for fiscal year 2003 is enclosed with this proxy statement.

Record Date; Quorum

      Only holders of record of common stock at the close of business on April 1, 2004 will be entitled to vote at the meeting. At the close of business on the record date, we had 173,631,631 shares of common stock outstanding and entitled to vote.

      A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business. If stockholders cause abstentions to be recorded or brokers holding their clients’ shares of record cause “broker non-votes” (as described below) or abstentions to be recorded, these shares will be considered present and entitled to vote at the meeting and will be counted toward determining whether or not a quorum is present.

Voting Rights; Required Vote; Voting of Proxies

      Stockholders are entitled to one vote for each share held as of the record date. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Negative votes will not affect the outcome of the election of directors. All other matters require the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting and are voted for or against the proposal. Abstentions will have no effect with regard to the election of directors, since approval of a percentage of shares present or outstanding is not required for this proposal, but will have the same effect as negative votes with regard to all other matters.

      Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as all of the proposals to be voted on at the meeting. If a broker votes shares that are not voted by its clients for or against a proposal, those shares are considered present and entitled to vote at the meeting, and will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. Although all of the proposals to be voted on at the meeting are considered “routine,” where a proposal is not “routine,” a broker who has received no instructions from its clients generally does not have discretion to vote its clients’ unvoted shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal and would not be taken into account in determining the outcome of the non-routine proposal.

      The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

      The proxy sent with this proxy statement is solicited on behalf of the board of directors. We ask all stockholders to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope or otherwise mail it to Transmeta. All returned, signed proxies that are not revoked will be voted in accordance with the instructions in the proxy. Returned, signed proxies that give no instructions as to how they should be voted on a particular proposal will be counted as votes “for” that proposal. In the case of the election of directors, proxies that give no instructions as to how they should be voted will be counted as voted “for” election to the board of all the nominees presented by the board.

      If we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxy holders may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

      We will pay the expenses of soliciting the proxies for the meeting. After the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. After the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

      A stockholder may revoke a proxy at any time before it is voted. A proxy may be revoked by signing and returning a proxy with a later date, by delivering a written notice of revocation to us stating that the proxy is revoked or by attending the meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

      The board currently consists of seven directors. The board is divided into three classes with overlapping three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier resignation, death or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

      Three Class I directors are to be elected at the meeting for a three-year term ending in 2007. The board has nominated R. Hugh Barnes, Murray A. Goldman and Matthew R. Perry for election as the Class I directors. Shares represented by the accompanying proxy will be voted “for” the election of the three nominees recommended by the board unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director.

The board recommends a vote FOR the election of each nominated director.

Nominees for Election to the Board of Directors

      The table and biographies below present information about the nominees.

			Director
Name of Director	Age	Principal Occupation	Since

R. Hugh Barnes	58	Independent Technology Consultant	1998
Murray A. Goldman(1)	66	Independent Technology Consultant	1998
Matthew R. Perry	41	President and Chief Executive Officer of Transmeta	2002

(1)	Member of nominating and corporate governance committee.

      R. Hugh Barnes has served as a director of Transmeta since November 1998 and served as President and Chief Operating Officer of Transmeta from October 2001 to April 2002. Mr. Barnes served as a business advisor to Transmeta from March 1997 to November 1998. From April 1984 to January 1997, Mr. Barnes was employed at Compaq Computer Corporation, a computer manufacturer, where he held a variety of positions, most recently as Vice President and Chief Technical Officer. Mr. Barnes holds a B.S. in electrical engineering from Iowa State University.

      Murray A. Goldman has served as Chairman of the board of directors of Transmeta since November 1998 and served as Chief Executive Officer from October 2001 to April 2002. Dr. Goldman served as a business advisor to Transmeta from March 1997 to November 1998. From July 1969 to January 1997, Dr. Goldman was employed at Motorola, a provider of integrated communications solutions and embedded electronic solutions, where he held a variety of positions, most recently as Executive Vice President and Assistant General Manager of the Semiconductor Products Sector. Dr. Goldman also serves on the boards of directors of Three Five Systems, a designer and manufacturer of display modules, and several privately held companies. Dr. Goldman holds a B.S. in electrical engineering from the University of Pittsburgh and an M.S. and a Ph.D. in electrical engineering from New York University.

      Matthew R. Perry has served as President and Chief Executive Officer and as a director of Transmeta since April 2002. From December 1995 to April 2002, Dr. Perry was employed at Cirrus Logic, Inc., a supplier of chip solutions for consumer entertainment electronics, where he held a variety of positions, most recently as Vice President and General Manager, in which position he managed, in succession, Cirrus Logic’s Embedded Processors Division, Crystal Products Division and Optical Products Division. Before joining Cirrus Logic, Dr. Perry was employed at Advanced Micro Devices, a supplier of integrated circuits and, prior to that, at Motorola, a provider of integrated communications solutions and embedded electronic solutions, in each case where he held management positions. Dr. Perry earlier served as an Assistant Professor of Electrical Engineering at Texas Tech University. Dr. Perry also serves on the board of directors of the Consumer Electronics Association. Dr. Perry holds a B.S. in electrical engineering, an M.S. in electrical engineering and a Ph.D. in electrical engineering, all from Oklahoma State University.

Directors Continuing in Office

      The table and biographies below present information about each director whose term of office continues after the meeting.

			Term
Name of Director	Age	Principal Occupation	Expires

David R. Ditzel	47	Vice Chairman of the Board and Chief Technology Officer of Transmeta	2005
William P. Tai(1)(2)(3)	41	General Partner of Charles River Ventures and Managing Director of Institutional Venture Management	2006
T. Peter Thomas(1)(2)(3)	57	Managing Director of Institutional Venture Management	2005
Rick Timmins(2)	51	Vice President, Worldwide Sales and Service Finance of Cisco Systems, Inc.	2006

(1)	Member of the compensation committee.

(2)	Member of the audit committee.

(3)	Member of nominating and corporate governance committee.

      David R. Ditzel is a co-founder of Transmeta. Mr. Ditzel has served as Vice Chairman of the board of directors and Chief Technology Officer since March 2001 and has been a director of Transmeta since March 1995. From March 1995 to March 2001, Mr. Ditzel served as Chief Executive Officer of Transmeta and as President from March 1995 to January 2000. In addition, Mr. Ditzel served as Vice President of Engineering of Transmeta from March 1995 to November 1998. From 1987 to 1995, Mr. Ditzel was employed at Sun Microsystems, a provider of network computing environments, where he held a variety of positions, most recently as Director of SPARC Laboratories and Chief Technical Officer of the Microelectronics division. From 1978 to 1987, Mr. Ditzel was employed at AT&T Bell Laboratories, where he was a Member of Technical Staff. Mr. Ditzel holds a B.S. in electrical engineering and a B.S. in computer science from Iowa State University and an M.S. in electrical engineering and computer science from the University of California at Berkeley.

      William P. Tai has served as a director of Transmeta since December 1995. Since June 2002, Mr. Tai has served as a general partner of Charles River Ventures, a venture capital firm. Since July 1997, Mr. Tai has also served as a general partner and managing director of Institutional Venture Management, a venture capital firm. Mr. Tai also serves on the board of directors of Microtune, a provider of broadband wireless components, as well as the boards of directors of several privately held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and an M.B.A. from the Harvard Graduate School of Business.

      T. Peter Thomas has served as a director of Transmeta since December 1995. Since November 1985, Mr. Thomas has served as managing director of Institutional Venture Management. Mr. Thomas also serves on the board of Atmel Corp., a manufacturer of a broad range of high performance non-volatile memory and logic integrated circuits, and At Road, Inc., an integrator of global positioning, wireless communications and internet technology for Mobile Resource Management, as well as several privately held companies. Mr. Thomas holds a B.S. in electrical engineering from Utah State University and an M.S. in computer science from Santa Clara University.

      Rick Timmins has been employed since January 1996 at Cisco Systems, Inc., a computer networking products company, where he has held a series of financial management positions, most recently as Vice President of Worldwide Sales and Service Finance. From January 1974 until December 1995, he was employed at Motorola, a provider of integrated communications solutions and embedded electronic solutions, where he held a series of financial management positions, most recently as Vice President and Controller of the Microprocessor, Memory and Microcontroller Group. Mr. Timmins also serves on the board of directors of Ultratech Stepper, Inc., a developer and manufacturer of photolithography equipment used in the fabrication of semiconductor and nanotechnology components. He holds a B.S. in Accounting and Finance from the

University of Arizona and an M.B.A. from St. Edward’s University in Austin, Texas. Mr. Timmins is a Certified Public Accountant.

Board of Directors Meetings and Committees

      During 2003, the board met seven times, including telephone conference meetings, and acted by unanimous written consent once. With the exception of Rick Timmins, each director attended more than 75% of the total number of meetings held by the board while he was a director. Further, with the exception of Mr. Timmins, each director attended more than 75% of the total number of meetings held by a committee of the board on which the director served. The independent members of our board have commenced meeting on a regular basis in executive session outside of the presence of management.

      Standing committees of the board include an audit committee, a compensation committee and a nominating and corporate governance committee.

      The audit committee’s purpose is to oversee our accounting and financial reporting processes and the audits of our financial statements. The current members of the audit committee are Messrs. Tai, Thomas and Timmins, and the audit committee is chaired by Mr. Timmins. Our board has determined that each member of the audit committee is independent within the meaning of the rules of the Securities and Exchange Committee and the Nasdaq Stock Market, and is able to read and understand fundamental financial statements as contemplated by such rules. Our board has also determined that Mr. Timmins is the audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and is financially sophisticated within the meaning of the rules of the Nasdaq Stock Market. The audit committee met four times during 2003. The charter of the audit committee is attached hereto as appendix I.

      The compensation committee makes decisions regarding the long-term strategy of employee compensation, the types of stock and other compensation plans to be used, and executive compensation and stock option grants to executives. The current members of the compensation committee are Messrs. Tai and Thomas, and the compensation committee is chaired by Mr. Thomas. Our board has determined that each member of the compensation committee is independent within the meaning of the rules of the Nasdaq Stock Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee met six times and acted by unanimous written consent five times during 2003.

      The nominating and corporate governance committee recommends for nomination by our board candidates for membership on our board, recommends our corporate governance guidelines, oversees the evaluation of the board and board committees, and advises the board on corporate governance matters. The current members of the nominating and corporate governance committee are Messrs. Tai and Thomas and Dr. Goldman, and the nominating and corporate governance committee is chaired by Dr. Goldman. Our board has determined that Messrs. Tai and Thomas each is independent within the meaning of the rules of the Nasdaq Stock Market. Since Dr. Goldman has been paid in excess of $60,000 during each of 2001 and 2002 for consulting services provided to us, he is not independent within the meaning of the rules of the Nasdaq Stock Market. However, our board has determined that, due to Dr. Goldman’s role as chairman of the board and his demonstrated leadership abilities within the board, Dr. Goldman’s membership on the nominating and corporate governance committee is required by the best interests of Transmeta and its shareholders. The nominating and corporate governance committee acted once by unanimous written consent during 2003. The charter of the nominating and corporate governance committee is attached hereto as appendix II.

Director Compensation

      We reimburse board members for reasonable expenses associated with their attendance at board meetings. In addition, Mr. Barnes and Dr. Goldman each received $60,000 for consulting services provided to us during 2003. Members of the board are eligible to participate in our 2000 Equity Incentive Plan.

      Our 2000 Equity Incentive Plan permits discretionary option grants, and provides for automatic and non-discretionary option grants, to directors who are not employed by Transmeta or by a parent or subsidiary of

Transmeta. Each non-employee director who becomes a member of our board will automatically be granted an option to purchase 30,000 shares of our common stock as of the date that director joins the board. Immediately after each annual meeting of our stockholders, each non-employee director will automatically be granted an additional option to purchase 15,000 shares of our common stock, as long as the non-employee director is a member of our board on that date and has served continuously as a member of our board for at least twelve months since the last option grant to that non-employee director. If less than twelve months has passed, then the number of shares subject to the option granted after the annual meeting will be equal to 15,000 multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last option grant to that director and the denominator of which is 365 days. The exercise price will be the fair market value of our common stock on the date of grant. The option will have a ten-year term and will terminate three months after the date the director ceases to be a director or consultant or twelve months if the termination is due to death or disability. All options granted to non-employee directors will vest over three years at a rate of one-third of the total shares on the first anniversary of the date of grant, and 2.77778% of the total shares each month after that, so long as the non-employee director remains a director or consultant. In the event of our dissolution, liquidation or a change in control transaction, options granted to our non-employee directors under the plan will vest and be exercisable in full. Under this program, we granted Messrs. Barnes, Goldman, Tai and Thomas each a nonqualified option to purchase 15,000 shares of our common stock, at a price of $1.57 per share, in May 2003.

      Mr. Timmins was granted an automatic and non-discretionary option to purchase 30,000 shares of our common stock upon his election to the board, at a price of $1.57 per share, in May 2003. Concurrently, Mr. Timmins was also granted a discretionary option to purchase 30,000 shares of our common stock under our 2000 Equity Incentive Plan. This additional option was granted, in part, due to his additional responsibilities as chairman of the audit committee. The option vests over three years at a rate of one-third of the total shares on the first anniversary of the date of grant, and 2.77778% of the total shares each month after that, so long as he remains a director or consultant. In the event of our dissolution, liquidation or a change in control transaction, the option will vest and be exercisable in full.

Consideration of Director Nominees

      Our nominating and corporate governance committee identifies, considers and recommends for nomination by our board candidates for membership on our board. The committee generally identifies nominees based upon recommendations by our directors and management. In addition, our nominating and corporate governance committee also considers recommendations properly submitted by our stockholders. The committee may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees. To date, we have not paid any third parties to assist us in this process.

      In selecting nominees for our board, the nominating and corporate governance committee considers candidates based on the need to satisfy the applicable rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market, including the requirements for independent directors and an audit committee financial expert. Our nominating and corporate governance committee also evaluates candidates in accordance with its charter, assessing a number of factors, including the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for our board generally, and the candidate’s integrity, business acumen, understanding of our company’s business and industry, diversity, availability, the number of other boards on which the candidate serves, independence of thought, and overall ability to represent the interests of all stockholders of our company. The nominating and corporate governance committee uses the same standards to evaluate nominees proposed by our directors, management and stockholders.

      Stockholders can recommend qualified candidates for our board of Directors by writing to our corporate secretary at Transmeta Corporation, 3990 Freedom Circle, Santa Clara, California 95054. When making recommendations, a stockholder should submit recommendations for individuals that meet at least the criteria outlined above. Such recommendations should be accompanied by the information required by our bylaws and Regulation 14A under the Securities Exchange Act of 1934, which includes evidence of the nominating stockholder’s ownership of Transmeta common stock, biographical information regarding the candidate, and the candidate’s written consent to serve as a director if elected. We require that any such recommendations for inclusion in our proxy materials for our 2005 Annual Meeting of Stockholders be made no later than December 29, 2004 to ensure adequate time for meaningful consideration by the committee. Properly submitted recommendations will be forwarded to our nominating and corporate governance committee for review and consideration. The committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations.

      After evaluating Mr. Barnes, Dr. Goldman and Dr. Perry, our nominating and corporate governance committee recommended to our board in accordance with its charter, and our board approved, the nomination of these current directors for election to our board at the meeting.

Stockholder Communication with Our Board

      Our stockholders may communicate with our board or any of our individual directors by submitting correspondence by mail to our corporate secretary at Transmeta Corporation, 3990 Freedom Circle, Santa Clara, California 95054. Our corporate secretary or his/her designee will review such correspondence and provide such correspondence and/or summaries thereof, as appropriate, to our board. Our corporate secretary or his/her designee will handle correspondence relating to accounting, internal controls or auditing matters in accordance with our Policy Regarding Accounting Complaints and Concerns, which policy is available on our company website at http://www.transmeta.com. Please note that information on our website is not incorporated by reference in this proxy statement. Our nominating and corporate governance committee will periodically review our process for stockholders to communicate with our board to ensure effective communications.

Board Attendance at Annual Meetings

      We encourage the members of our board to attend our annual meeting of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our board. We may consider in the future whether we should adopt a more formal policy regarding director attendance at annual meetings. In 2003, Dr. Goldman, Dr. Perry and Messrs. Barnes, Ditzel, Tai, Thomas attended our annual meeting of stockholders.

Corporate Codes

      We have adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers that applies to our chief executive officer and senior finance professionals. We will have adopted on or before May 4, 2004 a Corporate Code of Conduct that applies to our directors, officers and employees. In addition, we have adopted a Policy Regarding Accounting Complaints and Concerns. These corporate policies will be posted on or before May 4, 2004 on our company website at http://www.transmeta.com. Please note that information on our company website is not incorporated by reference in this proxy statement.

PRINCIPAL STOCKHOLDERS

      The following table presents information about the beneficial ownership of our common stock as of April 1, 2004 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each director and nominee;

•	each executive officer named in the Summary Compensation Table in this proxy statement; and

•	all directors and executive officers as a group.

      The percentage of beneficial ownership for the table is based on 173,631,631 shares of our common stock outstanding as of April 1, 2004. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Transmeta Corporation, 3990 Freedom Circle, Santa Clara, California 95054.

      Beneficial ownership is determined under the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has the right to acquire within 60 days after April 1, 2004, through the exercise of any option or warrant. However, the percentage ownership of the common stock is based on the assumption, as required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

	Number of Shares	Percentage
	of Common Stock	Beneficially
Name of Beneficial Owner	Beneficially Owned	Owned

T. Peter Thomas(1)	11,653,317	6.71%
William P. Tai(2)	3,677,623	2.12
David R. Ditzel(3)	3,008,262	1.73
Matthew R. Perry(4)	2,370,830	1.37
Fred Brown(5)	1,005,923	*
Murray A. Goldman(6)	909,925	*
John O’Hara Horsley(7)	637,051	*
R. Hugh Barnes(8)	381,235	*
Takashi Murayama(9)	116,873	*
Rick Timmins(10)	19,800	*
All executive officers and directors as a group (15 persons)	24,948,462	14.37

*	Less than 1% ownership.

(1)	Represents 136,621 shares held by Mr. Thomas that he may be deemed to own beneficially. Includes 163,888 shares held by Institutional Venture Management VI, L.P, 7,569,704 shares held by Institutional Venture Partners VI, L.P. and 483,106 shares held by IVP Founders Fund I, L.P. T. Peter Thomas and seven other individuals are general partners of Institutional Venture Management VI, L.P., which is a general partner of each of Institutional Venture Partners VI, L.P. and IVP Founders Fund I, L.P. Also includes 26,666 shares held by Institutional Venture Management VII, L.P. and 1,293,332 shares held by Institutional Venture Partners VII, L.P. T. Peter Thomas, William P. Tai and eight other individuals are general partners of Institutional Venture Management VII, L.P., which is a general partner of Institutional Venture Partners VII, L.P. Also includes 1,950,000 shares held by Institutional Venture Partners VIII, L.P., 21,000 shares held by IVM Investment Fund VIII, LLC and 9,000 shares held by IVM Investment Fund VIII-A, LLC. T. Peter Thomas, William P. Tai and nine other individuals are general partners of Institutional Venture Management VIII, L.P., which is a general partner of Institutional Venture Partners VIII, L.P., IVM Investment Fund VIII, LLC and IVM Investment Fund VIII-A, LLC. Each general partner disclaims beneficial ownership of the shares held by these funds except to the extent of his or her pecuniary interest in these shares. The address of Institutional Venture Partners is 3000 Sand Hill Road, Building Two, Suite 290, Menlo Park, California 94025. Of the number of shares that are beneficially owned by Mr. Thomas, 59,925 shares are subject to options exercisable within 60 days after April 1, 2004.

(2)	Includes 374,925 shares held by Mr. Tai. Also includes 3,299,998 shares held by entities affiliated with Institutional Venture Partners, as to which Mr. Tai shares voting and dispositive power. The address of WT Technology is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building Two, Suite 290, Menlo Park, California 94025. Also includes 2,700 shares held of record by Steven Kay and Augustus Owen Tai, as trustee for the Beauchamp Tai Irrevocable Children’s Trust dated October 1, 2000. Of the number of shares that are beneficially owned by Mr. Tai, 29,925 shares are subject to options exercisable within 60 days after April 1, 2004.

(3)	Of the number of shares that are beneficially owned by Mr. Ditzel, 481,248 shares are subject to options exercisable within 60 days after April 1, 2004.

(4)	Represents shares subject to options exercisable within 60 days after April 1, 2004.

(5)	Of the number of shares that are beneficially owned by Mr. Brown, 952,082 shares are subject to options exercisable within 60 days after April 1, 2004.

(6)	Of the number of shares that are beneficially owned by Dr. Goldman, 229,925 shares are subject to options exercisable within 60 days after April 1, 2004.

(7)	Of the number of shares that are beneficially owned by Mr. Horsley, 633,537 shares are subject to options exercisable within 60 days after April 1, 2004.

(8)	Of the number of shares that are beneficially owned by Mr. Barnes, 229,925 shares are subject to options within 60 days after April 1, 2004.

(9)	Represents shares subject to options exercisable within 60 days after April 1, 2004.

(10)	Represents shares subject to options exercisable within 60 days after April 1, 2004.

EXECUTIVE OFFICERS

      The following table presents the names, offices, and ages of each of our executive officers, as of April 16, 2003:

Name	Age	Position

Fred Brown	59	Senior Vice President of Worldwide Sales
Svend-Olav Carlsen	38	Vice President of Finance and Chief Financial Officer
David R. Ditzel	47	Chief Technology Officer
Patrick J. Gainer	40	Vice President of Software Engineering
Ray Holzworth	48	Vice President of Operations
John O’Hara Horsley	42	Vice President, General Counsel and Secretary
Andre Kowalczyk	57	Vice President of VLSI Engineering
Takashi Murayama	53	Vice President and President of Transmeta KK
Matthew R. Perry	41	President and Chief Executive Officer
Arthur L. Swift	45	Senior Vice President of Marketing

      Fred Brown has served as Senior Vice President of Worldwide Sales since October 2001. From February 1994 to February 2001, Mr. Brown was employed by C-Cube Microsystems, Inc., a digital video technology company, in a variety of positions, most recently as Senior Vice President of Worldwide Sales. From May 1983 to February 1994, Mr. Brown was employed by LSI Logic, a manufacturer and supplier of integrated circuits, in a variety of positions, most recently as Vice President, Asia Pacific Sales. Mr. Brown holds a B.S. in electrical engineering from Carnegie Institute of Technology, now Carnegie Mellon University.

      Svend-Olav Carlsen has served as Chief Financial Officer since June 2002, Vice President of Finance since December 2001 and served as Corporate Controller from October 2000 until December 2001. From July 1997 to October 2000, Mr. Carlsen was employed by S3 Incorporated, a semiconductor company, in a variety of financial management positions, most recently as Assistant Corporate Controller and Director of Tax and International Finance. From April 1996 to July 1997, Mr. Carlsen was employed by Diamond Multimedia Systems Ltd., where he served as European Regional Financial Controller. From September 1993 to April 1996, Mr. Carlsen was employed by Coopers & Lybrand as an Audit Manager. Mr. Carlsen is a Certified Public Accountant and holds an undergraduate degree and an M.B.A. from LMU, University of Munich, Germany.

      David R. Ditzel is a co-founder of Transmeta. Mr. Ditzel has served as Vice Chairman of the board of directors and Chief Technology Officer since March 2001 and has been a director of Transmeta since March 1995. From March 1995 to March 2001, Mr. Ditzel served as Chief Executive Officer of Transmeta and as President from March 1995 to January 2000. In addition, Mr. Ditzel served as Vice President of Engineering of Transmeta from March 1995 to November 1998. From 1987 to 1995, Mr. Ditzel was employed at Sun Microsystems, a provider of network computing environments, where he held a variety of positions, most recently as Director of SPARC Laboratories and Chief Technical Officer of the Microelectronics division. From 1978 to 1987, Mr. Ditzel was employed at AT&T Bell Laboratories, where he was a Member of Technical Staff. Mr. Ditzel holds a B.S. in electrical engineering and a B.S. in computer science from Iowa State University and an M.S. in electrical engineering and computer science from the University of California at Berkeley.

      Patrick J. Gainer has served as Vice President of Software Engineering since January 2004. Mr. Gainer joined Transmeta as a software engineer in June 1998 and has served in a series of engineering and management positions, most recently as Senior Director of Software Engineering. Before joining Transmeta, Mr. Gainer worked as a software engineer at Microsoft Corporation, 64k Inc., Silicon Graphics, and IBM. Mr. Gainer holds a B.S. degree in Computing Science and Mathematics from the University of Alberta, Canada.

      Ray Holzworth has served as Vice President of Operations since August of 2002. From November 2000 to June 2002, Mr. Holzworth was employed by PLX Technology, a supplier of high-speed, I/ O interconnect silicon for the server, storage, communications and industrial control industries, where he served as Vice President of Operations. From June 1998 to November 2000, Mr. Holzworth was employed by Triscend Corporation, a supplier of configurable system-on-chip devices and customizable microcontrollers, where he served as Vice President of Operations. Mr. Holzworth holds A.B. degrees in Math, Chemistry, and Physics from Erskine College, an M.S. degree in Materials Science from the University of Florida at Gainesville, an M.S. degree in Electrical Engineering from Stanford University, and an M.B.A. from San Jose State University.

      John O’Hara Horsley has served as a Vice President since July 2001 and as General Counsel of Transmeta since July 2000. From November 1997 to July 2000, Mr. Horsley served at the Federal Trade Commission in appointed positions within the Bureau of Competition, most recently as Chief Counsel for Intellectual Property and Technology Matters. From October 1988 to October 1997, Mr. Horsley practiced law as an associate and partner with Pillsbury Madison & Sutro, where he specialized in litigation and strategic counseling in intellectual property, antitrust and securities law matters. Mr. Horsley holds a B.A. in Philosophy and a B.A. in English from the University of Utah and a J.D. from the University of California at Berkeley.

      Andre Kowalczyk has served as Vice President of VLSI Engineering since January 2004 and served as a Senior Director from February 2003 to January 2004. From March 1996 to February 2003, Mr. Kowalczyk was employed at Sun Microsystems, a provider of network computing environments, where he served as Director of Engineering in the Processor and Network Products Division. From 1991 to 1996, Mr. Kowalczyk was employed by Silicon Graphics, Inc. a leading provider of high-performance computing, visualization and storage, where he served as Director of Engineering in the MIPS Division. Mr. Kowalczyk holds an M.S. in Electrical Engineering from Silesian Polytechnic in Poland.

      Takashi Murayama has served as Vice President and President of Transmeta KK since August 2002. From May 1999 to August 2001, Mr. Murayama was employed by Conexant, a provider of semiconductor solutions, where he served as Executive Sales Director. From July 1978 to April 1999 Mr. Murayama was employed by Intel, a microprocessor manufacturer, where he held a variety of positions, most recently as Regional Sales Manager. Mr. Murayama holds a B.S. in electrical engineering from Kagoshima University in Japan.

      Matthew R. Perry has served as President and Chief Executive Officer and as a director of Transmeta since April 2002. From December 1995 to April 2002, Dr. Perry was employed at Cirrus Logic, Inc., a supplier of chip solutions for consumer entertainment electronics, where he held a variety of positions, most recently as Vice President and General Manager, in which position he managed, in succession, Cirrus Logic’s Embedded Processors Division, Crystal Products Division and Optical Products Division. Before joining Cirrus Logic, Dr. Perry was employed at Advanced Micro Devices, a supplier of integrated circuits and, prior to that, at Motorola, a provider of integrated communications solutions and embedded electronic solutions, in each case where he held management positions. Dr. Perry earlier served as an Assistant Professor of Electrical Engineering at Texas Tech University. Dr. Perry also serves on the board of directors of the Consumer Electronics Association. Dr. Perry holds a B.S. in electrical engineering, an M.S. in electrical engineering and a Ph.D. in electrical engineering, all from Oklahoma State University.

      Arthur L. Swift has served as Senior Vice President of Marketing of Transmeta since March 2003. From February 2002 to March 2003, Mr. Swift was employed by Summit Microelectronics, a supplier of semiconductors that manage the power functions in communications, networking, storage and server systems, where he served as Vice President of Marketing and Business Development. From July 2000 to August 2001, Mr. Swift was employed by LynuxWorks, Inc, a supplier of embedded operating systems and tools, for real-time and embedded applications, where he served in the office of the President and Chief Operating Officer. Before that, Mr. Swift was employed as President and Chief Operating Officer of ISDCorp, an embedded software and services company, from March 2000 until it was acquired by LynuxWorks, Inc. in July 2000. From October 1996 to March 2000, Mr. Swift was employed by Cirrus Logic, Inc., a supplier of chip solutions for consumer entertainment electronics, where he held a variety of positions, most recently as Vice President and General Manager of the Magnetic Storage Division. From 1994 to 1996, Mr. Swift was employed at Sun Microsystems, a provider of network computing environments, where he served as Vice President of Marketing and had marketing responsibility for Sun’s semiconductor division and Sparc microprocessors. From 1992 to 1994, Mr. Swift was employed by Digital Equipment Corporation, a computer manufacturer, where he held a variety of positions, most recently as Vice President of Marketing and Sales, in which role he had responsibility for Digital’s semiconductor business unit including Alpha microprocessors. Mr. Swift holds a B.S. in Electrical Engineering from The Pennsylvania State University.

EXECUTIVE COMPENSATION

Summary Compensation

      The following table presents information about the compensation awarded to, earned by or paid to (i) our Chief Executive Officer at December 26, 2003 and each other person who served as Chief Executive Officer during 2003, and (ii) our four other most highly compensated executive officers as of December 26, 2003 whose salary and bonus for fiscal 2003 was more than $100,000 We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation Awards
						Shares of Common
				Other Annual		Stock Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Options	Compensation

Matthew R. Perry(1)	2003	$350,000	$141,469	$117,915	(2)	1,000,000	—
Chief Executive Officer	2002	$238,750	$191,250	$35,783	(3)	3,000,000	—
and President	2001	—	—	—		—	—
Fred Brown(4)	2003	$233,000	$69,390	—		100,000	—
Senior Vice President	2002	$222,000	$39,516	—		140,000	—
of Worldwide Sales	2001	$49,614	—	—		1,300,000	—
David R. Ditzel	2003	$286,000	$125,164	—		100,000	—
Vice Chairman of the Board	2002	$275,016	$64,410	—		370,000	—
and Chief Technology Officer	2001	$275,016	$63,345	—		250,000	—
John O’Hara Horsley	2003	$245,750	$80,801	—		160,000	—
Vice President and	2002	$211,208	$37,555	—		400,000	—
General Counsel	2001	$164,303	$50,930	—		300,000	—
Takashi Murayama(5)	2003	$300,200	$6,183	$28,283	(6)	17,500	—
Vice President and	2002	$93,348	—	$11,549	(6)	240,000	—
President of Transmeta KK	2001	—	—	—		—	—

(1)	Dr. Perry has served as President and Chief Executive Officer since April 2002.

(2)	Includes reimbursements of approximately $90,000 for housing and related tax payments.

(3)	Represents relocation expense.

(4)	Mr. Brown’s employment commenced with us in October 2001.

(5)	Mr. Murayama’s employment commenced with us in August 2002.

(6)	Includes reimbursement of national social insurance and related tax payments.

Option Grants in Fiscal 2003

      The following table presents information about option grants during 2003 to the executive officers named in the Summary Compensation Table.

Option Grants in Fiscal 2003

			Percentage			Potential Realizable
			of Total			Value at Assumed
			Transmeta			Annual Rates of Stock
			Options			Price Appreciation for
	Number of Securities		Granted to	Exercise		Option Term(3)
	Underlying Options		Employees in	Price Per	Expiration
Name	Granted(1)		2003(2)	Share	Date	5%	10%

Matthew R. Perry	1,000,000	(4)	14.71%	$1.57	05/29/2013	$987,365	$2,502,176
Fred Brown	100,000	(5)	1.47%	$1.57	05/29/2013	$98,702	$250,111
David R. Ditzel	100,000	(5)	1.47%	$1.57	05/29/2013	$98,702	$250,111
John O’Hara Horsley	160,000	(6)	2.35%	$1.57	05/29/2013	$157,924	$400,178
Takashi Murayama	17,500	(5)	0.26%	$1.57	05/29/2013	$17,273	$43,769

(1)	The options shown in the above table were granted at an exercise price equal to the fair market value of our common stock and will expire ten years from the date of grant.

(2)	During fiscal 2003, we granted to our employees options to purchase a total of 6,889,750 shares of common stock.

(3)	Potential realizable values are calculated by multiplying the number of shares of common stock subject to a given option by the exercise price; assuming that the amount derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and subtracting from that result the total option price. The 5% and 10% assumed annual rates of stock appreciation are required by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future common stock prices.

(4)	This option vested as to 200,000 shares on the date of grant, vested as to 25% of the remaining 800,000 shares on April 10, 2003 and will vest as to 2.083% of the remaining 800,000 shares each month after that, so long as he remains employed by us. For additional information, see “Employment Contracts and Change in Control Arrangements” and “Report on Executive Compensation — Chief Executive Officer Compensation” below.

(5)	This option vests monthly during the 48 month period starting May 30., 2003 at the rate of 1/48th of the shares each month, so long as he remains employed by us.

(6)	100,000 shares of this option vests monthly during the 48 month period starting May 30, 2003, at the rate of 1/48th of the shares each month, so long as he remains employed by us. The remaining 60,000 shares vest as to 50% of the 60,000 on May 30, 2004, and 1/48 of the 60,000 shares thereafter, so long as he remains employed by us.

AGGREGATED OPTION VALUES

      The following table sets forth certain information concerning the number and value at December 26, 2003 of unexercised options held by the executive officers named in the Summary Compensation Table. None of the executive officers named in the Summary Compensation Table exercised any stock options during fiscal 2003.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-the-Money Options at
	Fiscal Year End(#)		Fiscal Year End(1)($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Matthew R. Perry	2,016,666	1,983,334	$2,666,665	$2,473,335
Fred Brown	788,020	751,980	$1,565,160	$1,469,440
David R. Ditzel	361,978	358,022	$268,379	$403,021
John O’Hara Horsley	490,624	569,376	$425,511	$704,289
Takashi Murayama	85,247	172,253	$171,946	$338,879

(1)	These values have not been, and may never be, realized. The values are based, with respect to options exercisable for shares of our common stock, on the positive spread between the respective exercise prices of outstanding stock options and the closing price of our common stock on December 26, 2003 ($3.24 per share).

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth certain information, as of December 26, 2003, concerning securities authorized for issuance under all Transmeta equity compensation plans:

			Number of Securities
	Number of Securities to		Remaining Available for
	be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants and	Outstanding Options,	(Excluding Securities
	Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	32,129,998	$2.58	8,286,961 (1)
Equity compensation plans not approved by security holders	1,576,228 (2)	$5.36 (2)	—

Total	33,706,226	$2.93	8,286,961

(1)	Includes 4,229,540 shares available for issuance under Transmeta’s 2000 Equity Incentive Plan, all of which may be issued as stock options, restricted stock or stock bonuses, and 4,067,421 shares available for issuance under Transmeta’s 2000 Employee Stock Purchase Plan.

(2)	Includes options to purchase 1,010,000 shares and warrants to purchase 566,228 shares outstanding as of December 26, 2003 that were issued by Transmeta under non-plan options granted in or before 2000.

Transmeta Non-Plan Option Grants

      Options granted to 16 individuals outside of any equity compensation plan adopted by Transmeta remained outstanding as of December 26, 2003 (“Non-Plan Options”). Of these Non-Plan Options, one was held by a member of our board of directors, one was held by an executive officer of Transmeta and ten were held by non-executive employees of Transmeta. Such Non-Plan Option grants were made pursuant to the terms of a form Non-Plan Stock Option Agreement, with each such grant authorized by the board or the compensation committee of the board. The Non-Plan Option grants have not been approved by our stockholders.

      All of the Non-Plan Options are non-qualified stock options and were issued with an exercise price equal to 100% of the fair market value of the corresponding shares of common stock on the date of such grant. Each of the Non-Plan Options to employees, including those held by one of our executive officers, vest as to (i) 25% of the corresponding shares one year after the date of the respective grant and (ii) 2.08333% of the shares each month thereafter. Each of the Non-Plan Options to directors vest as to (i) one-third of the corresponding shares one year after the date of the respective grant and (ii) 2.77778% of the shares each month thereafter.

      The Non-Plan Options expire, in the event the grantee’s employment is terminated for any reason other than as a result of such grantee’s death or disability or for cause, three months following such termination of employment, in the event the grantee’s employment is terminated as a result of such grantee’s death or disability, twelve months following such termination; and, in the event the grantee’s employment is terminated for cause, on such termination date. In addition, the option grant agreement provides for the payment of the exercise price of options by any of the following means: (1) in cash (by check); (2) by cancellation of indebtedness of Transmeta to the participant; (3) at the discretion of our board of directors, by surrender of shares of our common stock; (4) at the discretion of our board of directors, by tender of a full recourse promissory note; (5) by waiver of compensation due or accrued to the participant for services rendered; (6) through a “same day sale” commitment from the participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”); or (7) through a “margin” commitment from the participant and an NASD Dealer; or (8) by any combination of the foregoing.

      In the event of a merger, consolidation, dissolution or liquidation of Transmeta, the sale of substantially all of our assets or any other similar corporate transaction, the successor corporation may assume or substitute for the Non-Plan Options. In the event such successor corporation refuses to assume, replace or substitute the Non-Plan Option, as provided above, then the Non-Plan Option will expire on such transaction at such time and on such conditions as our board of directors will determine.

      Of the Non-Plan Options, as of December 26, 2003, there were outstanding (i) a Non-Plan Option to purchase 80,000 shares of our common stock granted to Svend-Olav Carlsen, our Chief Financial Officer, at an exercise price of $9.50 per share, (ii) a Non-Plan Option to purchase 30,000 shares of our common stock granted to T. Peter Thomas, a member of our board of directors, at an exercise price of $9.50 per share and (iii) Non-Plan Options to purchase 900,000 shares of Transmeta’s common stock granted to ten non-executive employees of Transmeta, at a weighted average exercise price of $7.17 per share.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

Employment Contract

      Pursuant to an employment agreement entered in March 2002 with Dr. Perry in connection with his hire, the vesting of the option for 2,000,000 shares of our common stock granted to him upon his employment accelerates as to one-half of the remaining unvested shares if Transmeta were to experience a change of control and his employment were to be terminated without cause or if he resigned for good reason within one year following that change of control.

Change in Control Arrangement

      In 2003, our board adopted a retention and severance plan, which, as amended, provides severance benefits to various executives of our company in the event of a change of control of Transmeta. Under that plan, if the employment of a person in a position with Transmeta referred to in the chart below is terminated not for “cause”, or that person resigns for “good reason”, within 12 months following a change of control of

Transmeta, then (1) that person will be paid a lump sum cash severance payment as described in the chart and (2) the vesting of all of that person’s options and restricted stock will accelerate as described in the chart.

Position/Category	Lump Sum Cash Severance	Option and Restricted Stock Vesting

Chief Executive Officer	2 years base salary and 200% of target annual bonus for the year of termination of employment	full acceleration of vesting
Category 1 Person	1 1/2 years base salary and 112.5% of target annual bonus for the year of termination of employment	2 years of additional vesting
Category 2 Person	1 year base salary and 50% of target annual bonus for the year of termination of employment	1 year of additional vesting
Category 3 Person	6 months base salary and 25% of target annual bonus for the year of termination of employment	1 year of additional vesting

      “Cause” includes: (1) a good faith determination by the board of directors or chief executive officer of Transmeta or its successor that the person in question willfully failed to follow the lawful written directions of the board or the chief executive officer, (2) engagement in gross misconduct which is materially detrimental to Transmeta or its successor, (3) willful and repeated failure or refusal to comply in any material respect to the proprietary information, inventions assignment and confidentiality agreement, or any other policies of Transmeta or its successor applicable to the person in question where non-compliance would be materially detrimental to Transmeta or its successor, or (4) conviction of, or plea of guilty to, a felony that the board of directors or chief executive officer of Transmeta or its successor reasonably believes would reflect adversely on Transmeta or its successor. “Good reason” includes: (1) a significant diminution in the nature or scope of the authority, title, function or duties of the person in question from that person’s authority, title, function or duties in effect immediately preceding the change of control, (2) a reduction in the person’s base salary or target annual bonus or commission opportunity in effect immediately preceding the change of control, (3) a requirement that the person be based at any office or location more than fifty miles from the office where the person was employed immediately preceding the change of control, or (4) any material breach by Transmeta or its successor of the terms of the person’s employment offer letter or agreement with Transmeta or its successor, or of the retention and severance plan.

      Consistent with Dr. Perry’s March 2002 employment agreement, the vesting of the options for 1,000,000 shares and 2,000,000 shares of our common stock granted to him in November 2002 and May 2003, respectively, accelerate as to one-half of the remaining unvested shares if Transmeta were to experience a change of control and his employment were to be terminated without cause or if he resigned for good reason within one year following that change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The compensation committee of the board currently consists of William P. Tai and T. Peter Thomas, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission.

REPORT ON EXECUTIVE COMPENSATION

      This report on executive compensation is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

      The compensation committee of the board makes decisions regarding executive compensation and stock option grants to executives. The committee is composed of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission. The current members of the compensation committee are Messrs. Tai and Thomas. Although the Chief Executive Officer, the Chief Financial Officer and General Counsel attend portions of some of the meetings of the committee, they do not participate in deliberations that relate to their own compensation.

General Compensation Policy

      The committee acts on behalf of the board to establish the general compensation policy for our executive officers and directors. The committee determines base salary levels and target bonuses for the Chief Executive Officer (“CEO”) and other executive officers. The committee also makes grants of stock options to executive officers, including the CEO, and other grants if such grants exceed 75,000 shares. The committee is authorized to administer our employee stock plans. The board has authorized the CEO and President to grant options to purchase 75,000 or fewer shares to employees who are not directors or executive officers.

      The committee’s compensation philosophy for executive officers, including the CEO, is to relate compensation directly to corporate performance, while providing a total compensation package that is competitive and enables Transmeta to attract, motivate, reward and retain key executives and employees. Our compensation policy, which applies to executive officers and our other key employees, relates a portion of each individual’s total compensation to our revenue and profit objectives as well as individual objectives set at the beginning of the year. Consistent with this policy, a designated portion of the compensation of our executive officers is contingent on corporate performance and, in the case of certain executive officers, is also based on the individual officer’s performance, as determined by the committee in its discretion. Each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to Transmeta and with which Transmeta competes for executive personnel;

•	annual variable performance awards such as bonuses payable in cash and tied to the achievement of performance goals, financial or otherwise, that are established by the compensation committee; and

•	long-term equity incentives to strengthen the mutuality of interests between Transmeta’s executive officers and its stockholders.

      The committee determines base salaries, incentive compensation and stock option grants for the executive officers based in part on its review of the Radford Executive Compensation Report, the American Electronics Association Executive Compensation Survey for Electronics and Information Technology Companies and other surveys of prevailing compensation practices among high-technology companies with whom Transmeta competes for executive talent, and by their evaluation of this information in connection with our corporate goals. These surveys are nationally known for their databases of high technology company compensation practices. The Radford Survey itself includes over 500 high technology companies. To this end, the committee attempts to compare the compensation of our executive officers with comparable survey positions and the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation.

      In preparing the performance graph for this proxy statement, we used the RDG Semiconductor Composite. The companies in the Radford Survey are substantially similar to the companies contained in the RDG Semiconductor Composite. Nevertheless, certain of the companies in the RDG Semiconductor Composite were not included in the Radford Survey and our other salary surveys because they were not determined to be competitive with us for executive talent or because compensation information was not available.

      The committee reviews this competitive market information together with the CEO for each executive level position, but solely within the committee with respect to the CEO’s total compensation. In addition, the committee reviews each executive officer’s performance for the last year and objectives for the upcoming year, together with the executive officer’s responsibility level and our fiscal performance, as compared to the objectives for the last year and our performance targets for the upcoming year.

Executive Compensation

      Base Compensation. Salaries for executive officers for fiscal 2003 were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history as well as the salaries for similar positions at comparable companies.

      Incentive Compensation. Cash bonuses are awarded to the extent that an executive officer has achieved predetermined individual objectives and we have met predetermined financial performance objectives as set by the board at the beginning of the year and at the beginning of each quarter. Eligibility for a cash bonus is determined by the committee. The CEO’s evaluation of the executives’ performance (other than his own) is taken into account in determining whether those individual objectives have been satisfied. Performance is measured at the end of each quarter and at the end of the year. For fiscal 2003, in general, the basis of incentive compensation for executive officers was 50% for corporate objectives, and 50% for personal objectives, ranging from approximately 25% to 50% of an individual’s base compensation. The committee, in its discretion, determines the targets and actual bonus payments.

      Stock Options. Stock options are an essential element of our executive compensation package. The committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of the equity-based compensation depends entirely on appreciation of our common stock. Stock options have value for the executive only if the price of our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the options or shares to vest. Substantially all of our full-time employees are granted employee stock options.

      The number of shares subject to each stock option granted is within the discretion of the committee and is based on anticipated future contribution and ability to impact corporate results or on consistency within the executive’s peer group. The stock options are granted at a price that is equal to the fair market value of our common stock on the date of grant. The stock options typically vest over a four-year period. The committee may grant additional stock options to executives in connection with a significant change in responsibilities, to achieve equity within a peer group or for other reasons. The committee takes into account the number of unvested options. In the discretion of the committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. In 2003, the committee considered all of these factors and granted options to executive officers in May, as part of a company-wide option grant program focusing on employee retention.

Chief Executive Officer Compensation

      During 2003, Matthew R. Perry, our President and CEO, was paid a salary of $350,000 and he received an actual bonus in the amount of $141,469. Dr. Perry was eligible under our executive bonus plan to receive a bonus of up to fifty percent of his base salary. He also received reimbursements in the amount of $117,915 for various perquisites, which includes approximately $90,000 for housing and related tax payments. Following a review by the committee of Dr. Perry’s performance as well as his equity compensation package, the committee granted to Dr. Perry in May 2003 an option to purchase 1,000,000 shares of our common stock. This option is exercisable at $1.57 per share and expires on May 29, 2013. This option vested as to 200,000 shares on May 30, 2003 and as to the remaining 800,000 shares as follows: the option vested as to the first 25% on April 10, 2003 and vests as to the remaining 75% over the next three years in equal monthly installments, and will be fully vested on April 10, 2006, so long as he remains employed by us. As described above in “Employment Contracts and Change in Control Arrangements,” this option is subject to vesting acceleration.

Compliance with Section 162(m) of the Internal Revenue Code

      Having considered the requirements of Section 162(m), the committee believes that grants made under the 2000 Equity Incentive Plan currently meet the requirements for performance-based grants as defined in Section 162(m). We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2004. We do not expect cash compensation for 2004 to any of our executive officers to be more than

$1,000,000 or consequently affected by the requirements of Section 162(m). However, option grants to the executive officers named in the Summary Compensation Table may not be deductible if the committee makes option grants to those persons after this meeting and prior to the date that our 2000 Equity Incentive Plan is re-approved by our stockholders.

COMPENSATION COMMITTEE

William P. Tai
T. Peter Thomas

COMPANY STOCK PRICE PERFORMANCE

      The stock price performance graph below is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

      The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Stock Market Index and the RDG Semiconductor Composite. The graph assumes that $100 was invested in our common stock, the Nasdaq Stock Market Index and the RDG Semiconductor Composite on November 7, 2000, and calculates the annual return through December 31, 2003. The stock price performance shown in the graph below is based on historical data and does not necessarily indicate future stock price performance.

COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*

AMONG TRANSMETA CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

* $100 invested on 11/7/00 in stock or on 10/31/00 in index — including reinvestment of dividends.

Fiscal year ending December 31.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The audit committee has reappointed Ernst & Young LLP as independent auditors to audit our financial statements for the current fiscal year. Representatives of the firm of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to the appropriate questions.

      Ratification by our stockholders of the selection of Ernst & Young LLP as our independent auditors is not required by applicable law, our certificate of incorporation, our bylaws or otherwise. However, our board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, our audit committee will reconsider whether to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the selection of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Transmeta and its stockholders.

      During the fiscal year ended December 26, 2003, the aggregate fees billed by Ernst & Young LLP, our independent auditors, for professional services were as follows:

	2003	2002

Audit Fees	$623,014	$386,070
Audit-Related Fees	13,200	200
Tax Fees	109,492	10,322
All Other Fees	0	0

      Audit Fees. Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

      All Other Fees. Consists of fees for products and services other than the services reported above.

Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to our audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis.

      All of the services described above respecting Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the audit committee pursuant to the pre-approval policy, except for services respecting $108,892 of tax fees in 2003, which services were engaged for in 2000 and were completed prior to May 2003 when Securities and Exchange Commission rules first required that such type of services be preapproved.

The board recommends a vote FOR ratification of the selection of Ernst & Young LLP

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the audit committee with respect to Transmeta’s audited financial statements for fiscal year 2003. It shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

      The audit committee’s purpose is to oversee our accounting and financial reporting processes and the audits of our financial statements, by monitoring the periodic reviews and audits of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and our financial and senior management; appointing and reviewing, and evaluating the independence and performance of, our independent auditors; and facilitating communication among our independent auditors and our financial and senior management. The audit committee is composed of three independent non-employee directors. The current members of the audit committee are Messrs. Tai, Thomas and Timmins. The committee operates under a charter originally approved by the board in August 2000, and most recently approved by the committee in October 2003. The charter is attached hereto as appendix I.

      Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The audit committee discusses with our independent auditors the overall scope and plans for the audit. The audit committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Transmeta’s internal controls and the overall quality of Transmeta’s accounting principles.

      In performing its oversight role, the audit committee considered and discussed the audited financial statements with management and the independent auditors. The committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to below and in its charter, the audit committee recommended to the board that the audited financial statements be included in the Annual Report on Form 10-K for fiscal year 2003. The audit committee recommended, subject to stockholder approval, the selection of Ernst & Young LLP as independent auditors.

      The members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of Transmeta’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact “independent” as required by the Nasdaq National Market.

AUDIT COMMITTEE:

William P. Tai
T. Peter Thomas
Rick Timmins

RELATED PARTY TRANSACTIONS

      Other than the compensation arrangements described in “Director Compensation” and “Executive Compensation” and the transactions described below, since January 1, 2002, there has not been nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party to which the amount involved exceeds $60,000 and in which any executive officer, director or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

      Since October 2001, we entered into our standard form indemnification agreement with the following current executive officers: Matthew Perry, our President and Chief Executive Officer, Fred Brown, our Senior Vice President of Worldwide Sales, Svend-Olav Carlsen, our Chief Financial Officer, Patrick J. Gainer, our Vice President of Software Engineering, Ray Holzworth, our Vice President of Operations, Andre Kowalczyk, our Vice President of VLSI Engineering, Takashi Murayama, our Vice President and President of Transmeta KK, and Arthur L. Swift, our Senior Vice President of Marketing. Each agreement provides for the indemnification of the officer and for all expenses and liabilities incurred in connection with any action or proceeding brought against him by reason of the fact that he is or was an agent of Transmeta.

      In December 1998, R. Hugh Barnes, one of our directors, exercised options to purchase 120,000 shares of our common stock, and paid for a portion of these shares with full recourse promissory notes bearing interest semi-annually on the principal amount at a rate of 4.47%. In June 1999, he exercised options to purchase 80,000 shares of our common stock, and paid for a portion of these shares with a full recourse promissory note bearing interest semi-annually on the principal amount at a rate of 5.30%. Each note had a five-year term and was secured by the shares purchased pursuant to the respective note. Each note was paid in full by Mr. Barnes in December 2003, at which time the aggregate amount outstanding under the notes was $109,234.

      In December 1998, Murray A. Goldman, the chairman of our board, exercised options to purchase 100,000 shares of our common stock, and paid for a portion of these shares with a full recourse promissory note bearing interest semi-annually on the principal amount at a rate of 4.47%. In March 1999, he exercised options to purchase 500,000 shares of our common stock, and paid for a portion of these shares with a full recourse promissory note bearing interest semi-annually at a rate of 4.77%. Each note had a five-year term and was secured by the shares purchased pursuant to the respective note. The largest aggregate amount outstanding under these notes during fiscal 2003 was $462,471. These notes were paid in full by Dr. Goldman, respectively, in December 2003 and March 2004.

      In March 1999, David R. Ditzel, our chief technology officer and one of our directors, exercised options to purchase 500,000 shares of our common stock, and paid for a portion of these shares with a full recourse promissory note bearing interest on the principal amount at a rate of 4.77%. At December 26, 2003, the aggregate amount outstanding under the note was $404,337. The note was paid in full by Mr. Ditzel in March 2004.

STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at our 2005 annual meeting of stockholders must be received at our principal executive offices no later than December 29, 2004 in order to be included in our proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before our 2005 annual meeting of stockholders (but not include the proposal in our proxy materials) must provide written notice of the proposal to the Secretary of Transmeta at our principal executive offices on or after February 10, 2005 and on or before March 12, 2005. In addition, stockholders must comply with the procedural requirements in our bylaws. Under our bylaws, notice must be delivered to the Secretary of Transmeta at our principal executive offices no less than 75 days and no more than 105 days before the first anniversary of the 2004 annual meeting. If the annual meeting in 2005 is more than 30 days before or more than 60 days after the first anniversary of the 2004 annual meeting, then stockholders must give us notice of any proposal no less than 75 days before the meeting or 10 days after we publicly announce the date of the meeting and no more than 105 days before the meeting. The stockholder’s notice must specify, as to each proposed matter: (a) a description of the business and reason for conducting the business at the meeting; (b) the name and address as they appear on our books of the stockholder proposing the business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of our common stock owned by the stockholder, beneficial holder or other party on whose behalf the proposal is made; and (d) any material interest in the matter of the stockholder or beneficial holder or other party on whose behalf the proposal is made. Stockholders can obtain a copy of our bylaws from us upon request. The bylaws are also on file with the Securities and Exchange Commission. The proxy holders will vote all proxies received for the annual meeting in 2004 according to their judgment on all stockholder proposals that we receive after March 15, 2004.

COMPLIANCE UNDER SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16 of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Securities and Exchange Commission regulations also require these persons to furnish us with a copy of all Section 16(a) forms that they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2003.

OTHER BUSINESS

      The board does not intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the proxy holders. A matter is considered properly brought before the 2004 annual meeting if we receive notice of the matter in the manner provided in our bylaws. Under our bylaws, notice must have been delivered to the Secretary of Transmeta at our principal executive offices no later than March 15, 2004.

      Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

APPENDIX I

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Purpose

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Transmeta Corporation (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Committee’s principal functions are to:

•	monitor the periodic reviews and audits of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company’s independent auditors and the Company’s financial and senior management;

•	appoint and review, and evaluate the independence and performance of, the Company’s independent auditors; and

•	facilitate communication among the Company’s independent auditors and the Company’s financial and senior management.

      The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, shall have authority to direct and supervise an investigation into any matters within the scope of its duties, and shall have authority to engage and determine funding for such independent counsel, experts and other advisers as it determines to be necessary or appropriate to carry out its responsibilities and duties. The Company will provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (a) compensation to the public accounting firm engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; (b) compensation to any advisers employed by the Committee referenced above; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditors.

II.	Membership

      All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.

      As of the date this charter is adopted, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be “independent” as defined by applicable law, the rules of the Securities and Exchange Commission and the rules of The Nasdaq Stock Market, as they may be amended from time to time (collectively, the “Rules”), except as otherwise permitted thereby. Each member of the Committee shall have the ability to read and understand fundamental financial statements and at least one member shall be a financial expert or have financial sophistication to the extent as may be required by the Rules.

III.	Meetings

      Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the

Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company’s financial statements.

IV.	Responsibilities and Duties

      The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

      1. Review the Company’s quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

      2. In connection with the Committee’s review of the annual financial statements:

Discuss with the independent auditors and management the financial statements and the results of the independent auditors’ audit of the financial statements.

Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      3. In connection with the Committee’s review of the quarterly financial statements:

Discuss with the independent auditors and management the results of the independent auditors’ review of the quarterly financial statements.

Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

      4. Receive from the independent auditors and review a report of: (a) all critical accounting policies and practices to be used; (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

      5. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

      6. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.

      7. Appoint, determine the compensation and funding for, retain, and oversee the work of any public accounting firm engaged by the Company (including resolution of disagreements between management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. Review the independence, performance, experience and qualifications of the independent auditors.

      8. Preapprove all auditing services and permissible non-audit services (subject to any de minimus or other exceptions allowed by applicable law and rules) provided to the Company by the independent auditors. Before the independent auditors are engaged by the Company to render auditing or non-audit services, the engagement must either (a) be approved by the Committee or (b) if the services do not respect the provision of audit, review or attest services, satisfy any de minimus or other exceptions allowed by applicable law and rules or (c) be entered into pursuant to preapproval policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular service and the Committee is informed of each service and such policies and procedures do not include delegation of the Committee’s responsibilities under the Securities Exchange Act of 1934 to the Company’s management. For example, the Committee may delegate the authority to grant preapproval of auditing and non-audit services to one or more designated independent members of the Committee; provided, that the decisions of any member to whom authority is delegated to preapprove an activity must be presented to the full Committee at each of its scheduled meetings.

      9. Resolve disagreements between management and the independent auditors regarding financial reporting.

      10. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

      11. Communicate with the Company’s independent auditors about the Company’s expectations regarding its relationship with the auditors, including the following: (i) the independent auditors’ ultimate accountability to the Committee; and (ii) the sole authority and responsibility of the Committee to select, evaluate and, where appropriate, replace the independent auditors.

      12. Review and approve processes and procedures to ensure the continuing independence of the Company’s independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

      13. Review the independent auditors’ audit plan.

      14. Review and approve all transactions between the Company and any related-party.

      15. Receive from each of the Company’s principal executive officer or officers and each of the Company’s principal financial officer or officers, or persons performing similar functions, and review, a report of: (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

      16. Periodically review the status of any legal matters that could have a significant impact on the Company’s financial statements.

      17. Annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

      18. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee’s responsibilities.

      19. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      20. Review and reassess the adequacy of the Committee’s charter at least annually. Submit the charter to the Company’s Board of Directors for review and include a copy of the charter as an appendix to the

Company’s proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

      21. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company’s Common Stock is listed, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

APPENDIX II

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF

THE BOARD OF DIRECTORS OF TRANSMETA CORPORATION

I.	Purpose

      The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Transmeta Corporation (the “Company”) is to:

1. Identify, consider and recommend for nomination by our Board candidates for membership on the Board;

2. Develop and recommend corporate governance guidelines applicable to the Company;

3. Oversee the evaluation of the Board and Board committees (including the Committee);

4. Make recommendations regarding the structure and composition of the Board and Board committees; and

5. Advise the Board on corporate governance matters.

The Committee shall fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter (this “Charter”).

      The Committee shall have the authority to obtain advice and assistance from internal or external legal or other advisors at the Company’s expense. In order to carry out its nominating duties, the Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve such firm’s fees and other retention terms.

II.	Membership

      All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. The Board may elect a member of the Committee to serve as the Chair of the Committee. If the Board does not elect a Chair, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall consist of two or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall meet the independence requirements set forth in the listing regulations of The Nasdaq Stock Market, Inc., subject to available exceptions set forth in those requirements.

III.	Meetings and Minutes

      Meetings of the Committee shall be held from time to time, as determined by the Committee. In accordance with the Bylaws of the Company, the Committee may take action by unanimous written consent.

      The Committee shall keep minutes of its proceedings, which minutes shall be retained with the minutes of the proceedings of the Board. The Committee shall report to the Board from time to time, as requested by the Board and at such other times as determined by the Committee to be appropriate.

IV.	Responsibilities and Duties

      The following shall be the principal responsibilities and duties of the Committee. These items are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.	Nominating Duties

•	Identify or assess proposed qualified candidates for membership on the Board;

•	Recommend to the Board all nominees to become members of the Board before they are appointed by the Board or proposed by the Board for election by the stockholders, including recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders and recommendation of all director nominees to be elected by the Board or stockholders to fill interim director vacancies;

•	Determine the desired qualifications, expertise and characteristics of the Board;

•	Evaluate the Committee’s composition and performance;

•	Oversee the evaluation of the Board and other Board committees;

•	Make recommendations to the Board regarding the structure and operations, size, and composition of the Board and Board committees, committee member qualifications, committee member appointment and removal, and committees reporting to the Board;

•	Consider nominations properly submitted by the Company’s stockholders in accordance with the procedures set forth in the Company’s Bylaws;

•	Oversee inquiries into the backgrounds and qualifications of potential candidates for membership on the Board;

•	Establish procedures for the compensation, retirement or replacement of Board members; and

•	Recruit candidates that have been identified for Board positions

2.	Corporate Governance Duties

•	Recommend that the Board establish special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise;

•	Oversee and review the Company’s processes for providing information to the Board; and

•	Periodically review the business interests and business activities of members of the Board and management.

V.     Considerations

      The Committee shall consider the following as it identifies, considers and recommends for nomination by the Board of Directors candidates for membership on the Board of Directors. These items are to serve as guidelines, which may be supplemented or modified from time to time as the Committee deems necessary or advisable.

1.	Qualifications of Candidates

•	In evaluating candidates, assess the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Company’s Board of Directors generally, and the candidate’s integrity, business acumen, understanding of the Company’s business and industry, diversity, availability, the number of other boards on which the candidate serves, independence of thought, and overall ability to represent the interests of all stockholders of the Company;

•	In evaluating candidates, consider candidates based on the need to satisfy the applicable rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market, including the requirements for independent directors and an audit committee financial expert; and

•	The Committee may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees.

     2.                             Stockholder Recommendations

•	The Committee shall consider recommendations of nominees for the Board of Directors properly submitted by the Company’s stockholders; and

•	The Committee shall use the same standards to evaluate nominees proposed by the Company’s stockholders as it does for other possible nominees.

Please
Mark Here
for Address     ☐
Change or
Comments
SEE REVERSE SIDE

The Board of Directors recommends that you vote FOR the nominees on Proposal 1 and FOR Proposal 2.

1.	Election of Class I Directors:

01 R. Hugh Barnes	02 Murray A. Goldman	03 Matthew R. Perry

FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed

☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

2.	A proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To transact such other business that may properly come before the meeting or any adjournment or postponement of the meeting.

I Plan to Attend Meeting     ☐

***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ
THE INSTRUCTIONS BELOW***

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer. PLEASE DATE THIS PROXY.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/tmta		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

TRANSMETA CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 26, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned, a stockholder of Transmeta Corporation, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for fiscal year ended December 26, 2003; and, revoking any proxy previously given, hereby constitutes and appoints Matthew R. Perry and John O’Hara Horsley, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to represent and vote the shares of Common Stock of Transmeta Corporation standing in the name of the undersigned on April 1, 2004 at the Annual Meeting of Stockholders of Transmeta Corporation, to be held at the Hilton Santa Clara at 4949 Great America Parkway, Santa Clara, California, on Wednesday, May 26, 2004 at 8:00 a.m., local time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed in Proposal 1 and FOR Proposal 2.

This proxy will be voted in accordance with the judgment of the proxy holders named herein on any other business that may properly come before the meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934.

(continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

TRANSMETA CORPORATION

2004 Annual Meeting of Stockholders
May 26, 2004

You are cordially invited to attend the 2004 Annual Meeting of Stockholders that will be held on Wednesday, May 26, 2004, beginning at 8:00 a.m. Pacific Daylight Time, at:

Hilton Santa Clara
4949 Great America Parkway
Santa Clara, California

ADMITTANCE TICKET

This ticket entitles you, the stockholder, and one guest to attend the 2004 Annual Meeting.

Please bring it with you. Only stockholders and their guests will be admitted.

We look forward to welcoming you on Wednesday, May 26.